EAGLE ROCK ENERGY PARTNERS, L.P.,
EAGLE ROCK ENERGY FINANCE CORP.,
THE GUARANTORS NAMED HEREIN,
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
_______________________________

THIRD SUPPLEMENTAL INDENTURE
Dated as of July 1, 2014
to
Indenture
Dated as of May 27, 2011
8 3/8% Senior Notes due 2019

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2014, is by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Eagle Rock Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), the Guarantors listed on the signature pages hereof and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered (i) the Indenture, dated as of May 27, 2011 (the “Original Indenture”), providing for the issuance of the Issuers’ 8 3/8% Senior Notes due 2019 (the “Notes”) from time to time in an unlimited aggregate principal amount,(ii) the First Supplemental Indenture (herein so called) to the Original Indenture, dated as of June 28, 2011, adding a Guarantor for the Notes, and (iii) the Second Supplemental Indenture (herein so called) dated as of November 19, 2012 adding another Guarantor for the Notes (the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, being herein called the “Indenture”);
WHEREAS, on May 27, 2011, the Issuers issued $300,000,000 in aggregate principal amount of Notes, and on July 13, 2012 they issued an additional $250,000,000 in aggregate principal amount of Notes ;
WHEREAS, $550,000,000 in aggregate principal amount of Notes is currently outstanding;
WHEREAS, Section 9.02 of the Indenture provides that, with the consent of Holders of a majority in aggregate principal amount of the then outstanding Notes, the Issuers, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);
WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by the Board of Directors of the Ultimate General Partner of the Partnership;
WHEREAS, the Partnership desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;
WHEREAS, in conjunction with their offer to exchange their 8 3/8% Senior Notes due 2019 for the Notes, Regency Energy Partners LP and Regency Energy Finance Corp. (collectively, “Regency”) have been soliciting consents to the amendments effected by this Supplemental Indenture, upon the terms and subject to the conditions set forth in Regency’s Offer to Exchange dated April 2, 2014 and the related Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Exchange Offer”);
WHEREAS, (1) Regency has received the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by an Issuer or any of its Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Partnership has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Issuers and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuers, the Guarantors and the Trustee to enter into this Supplemental Indenture; and
WHEREAS, concurrently with closing the Exchange Offer on the date hereof, the Partnership is selling to Regency Energy Partners LP, directly or indirectly, all of the Capital Stock of each of Eagle Rock Crude Pipelines, LLC, CMA Pipeline Partnership LLC, Galveston Bay Gathering LLC, Superior Gas Compression, LLC, Eagle Rock Marketing, LLC, Eagle Rock Pipeline GP, LLC, HESCO Gathering Company, LLC, HESCO Pipeline Company, LLC, Eagle Rock Gas Services, LLC, EROC Gathering Company, LP, EROC Midstream Energy, L.P, EROC Quitman Gathering Co., L.P., Eagle Rock Desoto Pipeline, L.P., Eagle Rock Energy Services, L.P., Eagle Rock Field Services, L.P., Eagle Rock GOM, L.P., Eagle Rock Gas Gathering & Processing, Ltd., Eagle Rock Midstream, L.P., Eagle Rock Operating, L.P., Eagle Rock Pipeline, L.P. and Midstream Gas Services, L.P., with the result that the Note Guarantee of each of these former Guarantors is being released automatically pursuant to Section 10.05 of the Indenture.
NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I
AMENDMENTS TO INDENTURE AND NOTES
Section 1.1     Amendments to Articles 3, 4, 5 and 6 of the Indenture. The Indenture is hereby amended by deleting the following Articles, Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:
Section 3.09 (Offer to Purchase by Application of Excess Proceeds);
Clauses (a) - (c) of Section 4.03 (Reports), excluding the last sentence of clause (a) thereof;
Section 4.04(b) (Compliance Certificate);
Section 4.05 (Taxes);
Section 4.06 (Stay, Extension and Usury Laws);
Section 4.07 (Restricted Payments);
Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);
Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock);
Section 4.10 (Asset Sales);
Section 4.11 (Transactions with Affiliates);
Section 4.12 (Liens);
Section 4.13 (Business Activities);
Section 4.14 (Corporate Existence);
Section 4.15 (Offer to Repurchase Upon Change of Control);
Section 4.16 (Limitation on Sale and Leaseback Transactions);
Section 4.17 (Additional Note Guarantees);
Section 4.18 (Designation of Restricted and Unrestricted Subsidiaries);
Section 4.20 (Consent Payments);
Article 5 (Successors); and
Clauses (3)-(7) and (10) of Section 6.01 (Events of Default).
Section 1.2    Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the other amendments to the Indenture effected by this Supplemental Indenture.
ARTICLE II
MISCELLANEOUS PROVISIONS
Section 2.1    Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.
Section 2.2    Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.
Section 2.3    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 2.4    Successors. All agreements of the Issuers and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
Section 2.5    Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.
Section 2.6    Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.
Section 2.7    Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Partnership and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
Section 2.8    Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the date that this Supplemental Indenture in substitution for Notes then outstanding, and all Notes presented or delivered to the Trustee on and after that date for such purpose, shall be stamped, imprinted or otherwise legended by the Partnership, with a notation as follows:
“Effective as of July 1, 2014, certain restrictive covenants of the Partnership and certain Events of Default have been eliminated, all as provided in the Third Supplemental Indenture, dated as of July 1, 2014. Reference is hereby made to such Third Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made thereby.”
Section 2.9    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:    Eagle Rock Energy Partners GP, L.P., its general partner

By:    Eagle Rock Energy G&P, LLC, its general partner

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

EAGLE ROCK ENERGY FINANCE CORP.

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

EAGLE ROCK ENERGY GP, L.P.

By:    Eagle Rock Energy G&P, LLC, its general partner

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

EAGLE ROCK ENERGY G&P, LLC

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

EROC PRODUCTION, LLC
EAGLE ROCK ENERGY ACQUISITION CO. II, INC.
EAGLE ROCK ENERGY ACQUISITION CO., INC.
EAGLE ROCK ENERGY G&P HOLDING, INC.

EAGLE ROCK UPSTREAM DEVELOPMENT
COMPANY, INC.
EAGLE ROCK UPSTREAM DEVELOPMENT
COMPANY II, INC.
ESCAMBIA ASSET CO. LLC
ESCAMBIA OPERATING CO. LLC
EAGLE ROCK MID-CONTINENT HOLDING, LLC
EAGLE ROCK MID-CONTINENT OPERATING, LLC
EAGLE ROCK MID-CONTINENT ASSET, LLC

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

EAGLE ROCK UPSTREAM DEVELOPMENT II, L.P.

By:    Eagle Rock Energy G&P, LLC,
its general partner

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:    Eagle Rock Upstream Development Company
II, Inc., its general partner

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:    Eagle Rock Upstream Development Company,
Inc., its general partner

By:    /s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President,
General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Mauri J. Cowen
Mauri J. Cowen
Vice President